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                                                                    EXHIBIT 23.1



Boards of Directors and Partners
  Metro Traffic Control, Inc.
  Metro Reciprocal, Inc.
  Metro Networks, Ltd.
  Metro Video News, Inc.:



    We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                           KPMG PEAT MARWICK LLP



Houston, Texas
August 30, 1996